EXHIBIT 21
                       SUBSIDIARIES OF THE COMPANY


                                              STATE OF
                                              INCORPORATION OF
SUBSIDIARY                                    FORMATION
-----------------------------------------     -------------------------

Albemarle Partners Limited Partnership         North Carolina
APWM, LLC                                      Georgia
Arbor Place GP, Inc.                           Georgia
Arbor Place Limited Partnership                Georgia
Asheville, LLC                                 North Carolina
BJ/Portland Limited Partnership                Maine
Bonita Lakes Mall Limited Partnership          Mississippi
Brownwood Associates, L.P.                     Texas
Bursnville Minnesota, LLC                      Minnesota
Cadillac Associates Limited Partnership        Tennessee
Capital Crossing Limited Partnership           North Carolina
Cary Limited Partnership                       North Carolina
CBL & Associates Limited Partnership           Delaware
CBL & Associates Management, Inc.              Delaware
CBL/34th Street St. Petersburg Limited
  Partnership                                  Florida
CBL/Bartow Limited Partnership                 Florida
CBL/Brushy Creek Limited Partnership           Florida
CBL/Buena Vista Limited Partnership            Georgia
CBL/Cedar Bluff Crossing Limited Partnership   Tennessee
CBL/Foothills Plaza, L.P.                      Tennessee
CBL/GP, Inc.                                   Wyoming
CBL/GP II, Inc.                                Wyoming
CBL/GP III, Inc.                               Mississippi
CBL/GP IV, Inc.                                Connecticut
CBL/GP V, Inc.                                 Tennessee
CBL/GP VI, Inc.                                Tennessee
CBL/GP Cary, Inc.                              North Carolina
CBL/GP Langley, Inc.                           Virginia
CBL/Karns Corner Limited Partnership           Tennessee
CBL/Low Limited Partnership                    Wyoming
CBL Morristown, LTD.                           Tennessee
CBL/Nashua Limited Partnership                 New Hampshire
CBL/North Haven, Inc.                          Connecticut
CBL/Perimeter Place Limited Partnership        Tennessee
CBL/Plant City Limited Partnership             Florida
CBL/Plantation Plaza, L.P.                     Virginia

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                                              STATE OF
                                              INCORPORATION OF
SUBSIDIARY                                    FORMATION
-----------------------------------------     -------------------------

CBL/Rawlinson Place Limited Partnership        Tennessee
CBL/Springs Crossing Limited Partnership       Tennessee
CBL/Suburban, Inc.                             Tennessee
CBL/Tampa Keystone Limited Partnership         Florida
CBL Terrace Limited Partnership                Tennessee
CBL/Uvalde, Ltd.                               Texas
Chester Square Limited Partnership             Virginia
College Station Partners, Ltd.                 Texas
CoolSprings Crossing Limited Partnership       Tennessee
Cortlandt Town Center, Inc.                    New York
Cortlandt Town Center Limited Partnership      New York
Cosby Station Limited Partnership              Georgia
Crossville Associates Limited Partnership      Tennessee
Development Options, Inc.                      Wyoming
East Ridge Partners, L.P.                      Tennessee
East Towne Crossing Limited Partnership        Tennessee
Elkin Partners, Ltd.                           Tennessee
Fiddler's Run Limited Partnership              North Carolina
Foothills Mall, Inc.                           Tennessee
Fifty-Eight Partners, L.P.                     Tennessee
Frontier Mall Associates Limited Partnership   Wyoming
Georgia Square Associates, Ltd.                Georgia
Georgia Square Partnership                     Georgia
Governor's Square Company                      Ohio
Green Cove Mall Limited Partnership            Alabama
Greenville Plaza GP, Inc.                      North Carolina
Greenville Plaza Limited Partnership           North Carolina
Henderson Square Limited Partnership           North Carolina
High Point Development Limited Partnership     North Carolina
High Point Development Limited Partnership II  North Carolina
Hudson Plaza Limited Partnership               New York
Jarnigan Road Limited Partnership              Tennessee
Joplin-Low Limited Partnership                 Missouri
Kiln Creek Limited Partnership                 Virginia
Kingston Overlook Limited Partnership          Tennessee
LaGrange Commons Limited Partnership           New York
Lakeshore Gainesville Limited Partnership      Georgia
Lakeshore/Sebring Limited Partnership          Florida
Langley Square Limited Partnership             Virginia
Leaseco, Inc.                                  New York

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                                              STATE OF
                                              INCORPORATION OF
SUBSIDIARY                                    FORMATION
-----------------------------------------     -------------------------

Lebcon Associates                              Tennessee
Lebcon I, Ltd.                                 Tennessee
Lee Partners                                   Tennessee
Lee Warehouse Limited Partnership              Tennessee
Longview Associates Limited Partnership        North Carolina
Lunenburg Crossing Limited Partnership         Massachusetts
Madison Plaza Associates, Ltd.                 Alabama
Madison Square Associates, Ltd.                Alabama
Mall Shopping Center Company, L.P.             Texas
Maryville Department Stores, Ltd.              Tennessee
Maryville Partners, L.P.                       Tennessee
Montgomery Partners, L.P.                      Tennessee
Massard Crossing Limited Partnership           Arkansas
Naugatuck Limited Partnership                  Connecticut
NewLease Corp.                                 Tennessee
North Haven Crossing Limited Partnership       Connecticut
Oak Ridge Associates Limited Partnership       Tennessee
Park Village Limited Partnership               Florida
Parham Limited Partnership                     Virginia
Portland/HQ Limited Partnership                Maine
Post Oak Mall Associates Limited Partnership   Texas
RC Strawbridge Limited Partnership             Virginia
Salem Crossing Limited Partnership             Virginia
Sand Lake Corners, LC                          Florida
Sand Lake Corners Limited Partnership          Florida
Scottsboro Associates, Ltd.                    Alabama
Seacoast Shopping Center Limited Partnership   New Hampshire
Shared Appreciation I, LTD.                    Tennessee
Shopping Center Finance Corp.                  Wyoming
Springdale/Mobile Limited Partnership          Alabama
Springdale/Mobile Limited Partnership II       Alabama
Springhurst Limited Partnership                Kentucky
St. Clair Square GP, Inc.                      Illinois
St. Clair Square Limited Partnership           Illinois
Sterling Creek Commons Limited Partnership     Virginia
Stone East Partners, Ltd.                      Tennessee
Suburban Plaza Limited Partnership             Tennessee
Sutton Plaza GP, Inc.                          New Jersey
Sutton Plaza Limited Partnership               New Jersey
The Galleria Associates, L.P.                  Tennessee
Turtle Creek Limited Partnership               Mississippi

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                                              STATE OF
                                              INCORPORATION OF
SUBSIDIARY                                    FORMATION
-----------------------------------------     -------------------------

Twin Peaks Mall Associates, Ltd.               Colorado
Valley Crossing Associates Limited Partnership North Carolina
Vicksburg Mall Associates, Ltd.                Mississippi
Walnut Square Associates Limited Partnership   Wyoming
West Broad Street Limited Partnership          Virginia
Westgate Crossing Limited Partnership          North Carolina
Westgate Mall Limited Partnership              South Carolina

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